UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 15, 2016

(Date of earliest event reported)

Corvus Gold Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55447 (Commission File Number)	98-0668473 (IRS Employer Identification No.)

Suite 2300, 1177 W. Hastings St. Vancouver, British Columbia Canada (Address of principal executive offices)	N/A (Zip Code)

Registrant’s telephone number, including area code:   (604) 638-3246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On July 15, 2016, Corvus Gold Inc. (the “Company”) issued 2,550,000 common shares in relation to the closing of a non-brokered private placement. The common shares were sold at a price of Cdn$1.02 per common share for aggregate gross proceeds of Cdn$2,601,000. The common shares were issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the exclusion from registration pursuant to Regulation S under the Securities Act, on the basis of representations of eligibility and suitability made to the Company by the investors in the subscription agreement for the common shares.

Item 7.01. Regulation FD Disclosure.

On July 18, 2016, the Company issued a press release reporting the closing of its private placement of common shares. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

Exhibit	Description
99.1*	Press Release, dated July 18, 2016

* The foregoing exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD INC.

DATE: July 21, 2016	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1*	Press Release, dated July 18, 2016

* The foregoing exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.